EXHIBIT 10.8

DAYSTAR TECHNOLOGIES INC.

EQUITY INCENTIVE PLAN

RESTRICTED STOCK ISSUANCE AGREEMENT

AGREEMENT made as of this              day of             , 20              between DayStar Technologies, Inc., a Delaware corporation (the “Company”), and             , (the “Participant”) under the Company’s Equity Incentive Plan.

SECTION 1. ACQUISITION OF SHARES.

(a) Transfer. On the terms and conditions set forth in this Agreement, the Company agrees to transfer to the Participant              shares of Common Stock of the Company (the “Shares”). The fair market value per Share is agreed to be $            . The transfer shall occur at the offices of the Company on the date set forth above or at such other place and time as the parties may agree.

(b) Stock Plan and Defined Terms. The transfer of the Shares is subject to the Plan, a copy of which the Participant acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms not elsewhere defined are defined in Section 12 of this Agreement.

(c) Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the issuance of Shares pursuant to this Agreement, the Participant, as a condition to the receipt of such Shares, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements.

SECTION 2. RIGHT OF REPURCHASE.

(a) Scope of Repurchase Right. As described in Section 2(c) below, a portion of the Shares initially shall be Restricted Shares and shall be subject to a right (but not an obligation) of repurchase by the Company. The Participant shall not transfer, assign, encumber or otherwise dispose of any Restricted Shares, except as provided in the following sentence. The Participant may transfer Restricted Shares (i) by beneficiary designation, will or intestate succession or (ii) to the Participant’s spouse, children or grandchildren or to a trust established by the Participant for the benefit of the Participant or the Participant’s spouse, children or grandchildren, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Participant transfers any Restricted Share, then this Section 2 shall apply to the Transferee to the same extent as to the Participant.

(b) Condition Precedent to Exercise. The Right of Repurchase shall be exercisable only during the 90-day period next following the date when the Participant’s Service terminates for any reason, with or without cause, including (without limitation) death or disability.

Restricted Stock Issuance Agreement

(c) Lapse of Repurchase Right. The Right of Repurchase shall lapse with respect to              shares on             , provided the Participant remains in Service with the Company until such date. In addition, the Right of Repurchase shall lapse and all of the remaining Restricted Shares shall become vested if the Company is subject to a Change in Control before the Participant’s employment terminates and the Right of Repurchase is not assigned to the entity that employs the Participant immediately after the Change in Control or to its parent or subsidiary.

(d) Repurchase Cost. Pursuant to the terms of the Plan, if the Company exercises the Right of Repurchase, it shall pay the Participant an amount equal to the Purchase Price, if any, for each of the Restricted Shares being repurchased. [The Shares subject to this Agreement are being issued in consideration of services rendered to the Company. Therefore, Purchase Price is equal to the par value per share ($0.01) paid for the Shares.]

(e) Exercise of Repurchase Right. The Right of Repurchase shall be exercisable only by written notice delivered to the Participant prior to the expiration of the 90-day period specified in Subsection (b) above. The notice shall set forth the date on which the repurchase is to be effected. Such date shall not be more than 90 days after the date of the notice. The certificate(s) representing the Restricted Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company properly endorsed for transfer. The Company shall, concurrently with the receipt of such certificate(s), pay to the Participant the Purchase Price determined according to Subsection (d) above. Payment shall be made in cash or cash equivalents or by canceling indebtedness to the Company incurred by the Participant in the purchase of any Restricted Shares. The Right of Repurchase shall terminate with respect to any Restricted Shares for which it has not been timely exercised pursuant to this Subsection (e).

(f) Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similarly transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Restricted Share or into which such Restricted Shares thereby become convertible shall immediately be subject to the Right of Repurchase. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Restricted Shares. Appropriate adjustments shall also, after each such transaction, be made to the price per share to be paid upon the exercise of the Right of Repurchase in order to reflect any change in the Company’s outstanding securities effected without receipt of consideration therefor; provided, however, that the aggregate Purchase Price payable for the Restricted Shares shall remain the same.

(g) Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Shares to be repurchased in accordance with this Section 2, then after such time the person from whom such Restricted Shares are to be repurchased shall no longer have any rights as a holder of such Restricted Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Restricted Shares shall be deemed to

Restricted Stock Issuance Agreement

have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

(h) Escrow. Upon issuance, the certificates for Restricted Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any new, substituted or additional securities or other property described in Subsection 2(f) above shall immediately be delivered to the Company to be held in escrow, but only to the extent the Shares are at the time Restricted Share. All regular cash dividends on Restricted Shares (or other securities at the time held in escrow) shall be paid directly to the Participant and shall not be held in Escrow. Restricted Shares, together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for repurchase and cancellation upon the Company’s exercise of its Right of Repurchase or Right of First Refusal or (ii) released to the Participant upon the Participant’s request to the extent the Shares are no longer Restricted Shares (but not more frequently than once every six months). In any event, all Shares which have vested (and any other vested assets and securities attributable thereto) shall be released within 90 days after the earlier of (i) the Participant’s cessation of Service or (ii) the lapse of the Right of First Refusal.

SECTION 3. RIGHT OF FIRST REFUSAL.

(a) Right of First Refusal. In the event that the Participant proposes to sell, pledge or otherwise transfer to a third party any Shares, or any interest in such Shares, the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Shares. If the Participant desires to transfer Shares, the Participant shall give a written Transfer Notice to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal or state securities laws. The Transfer Notice shall be signed both by the Participant and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection (b) below) by delivery of a notice of exercise of the Right of First Refusal within 90 days after the date when the Transfer Notice was received by the Company. The Company’s rights under this Subsection (a) shall be freely assignable, in whole or in part.

(b) Transfer of Shares. If the Company fails to exercise its Right of First Refusal within 90 days after the date when it received the Transfer Notice the Participant may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal and state securities laws and not in violation of any other contractual restrictions to which the Participant is bound. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Participant, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection (a) above. If the Company exercises its Right of First Refusal, the parties shall

Restricted Stock Issuance Agreement

consummate the sale of the Shares on the terms set forth in the Transfer Notice within 90 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

(c) Additional Shares or Substituted Securities. In the event of a declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 3 or into which such Shares thereby become convertible shall immediately be subject to this Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Shares subject to this Section 3.

(d) Termination of Right of First Refusal. Any other provision of this Section 3 notwithstanding, in the event that the Stock is readily tradable on an established securities market when the Participant desires to transfer Shares, the Company shall have no Right of First Refusal, and the Participant shall have no obligation to comply with the procedures prescribed by Subsections (a) and (b) above.

(e) Permitted Transfers. This Section 3 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to the Participant’s spouse, children or grandchildren or to a trust established by the Participant for the benefit of the Participant or the Participant’s spouse, children or grandchildren, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Participant transfers any Shares, either under this Subsection (e) or after the Company has failed to exercise the Right of First Refusal, then this Section 3 shall apply to the Transferee to the same extent as to the Participant.

(f) Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 3, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

Restricted Stock Issuance Agreement

SECTION 4. OTHER RESTRICTIONS ON TRANSFER.

(a) Participant Representations. In connection with the issuance and acquisition of Shares under this Agreement, the Participant hereby represents and warrants to the Company as follows:

(i) The Participant is acquiring and will hold the Shares for investment for his or her account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(ii) The Participant understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Participant further acknowledges and understands that the Company is under no obligation to register the Shares.

(iii) The Participant is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited “broker’s transaction,” and the amount of securities being sold during any three-month period not exceeding specified limitations. The Participant acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(iv) The Participant will not sell, transfer or otherwise dispose of the Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Participant agrees that he or she will not dispose of the Shares unless and until he or she has complied with all requirements of this Agreement applicable to the disposition of Shares and he or she has provided the Company with written assurances, in substance and form satisfactory to the Company, that the proposed disposition does not require registration of the Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken.

(v) The Participant has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to invest in the Shares, and the Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Shares.

(vi) The Participant is aware that his or her investment in the Company is a speculative investment which has limited liquidity and is subject to the risk of complete

Restricted Stock Issuance Agreement

loss. The Participant is able, without impairing his or her financial condition, to hold the Shares for an indefinite period and to suffer a complete loss of his or her investment in the Shares.

(b) Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(c) Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Participant shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection (c). This Subsection (c) shall not apply to Shares registered in the public offering under the Securities Act.

(d) Rights of the Company. The Company shall not be required to (i) transfer on its books any Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Shares have been transferred in contravention of this Agreement.

SECTION 5. SUCCESSORS AND ASSIGNS.

Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Participant and the Participant’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

Restricted Stock Issuance Agreement

SECTION 6. NO RETENTION RIGHTS.

Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 7. TAX ELECTION.

The acquisition of the Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Code Section 83(b). Such election may be filed only within 30 days after the date of purchase. The form for making the Code Section 83(b) election is attached to this Agreement as an Exhibit. The Participant should consult with his or her tax advisor to determine the tax consequences of acquiring the Shares and the advantages and disadvantages of filing the Code Section 83(b) election. The Participant acknowledges that it is his or her sole responsibility, and not the Company’s, to file a timely election under Code Section 83(b), even if the Participant requests the Company or its representatives to make this filing on his or her behalf.

SECTION 8. LEGENDS.

All certificates evidencing Shares shall bear the following legends:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES AND CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

If required by the authorities of any state in connection with the issuance of the Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

Restricted Stock Issuance Agreement

SECTION 9. NOTICE.

Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

SECTION 10. ENTIRE AGREEMENT.

This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

SECTION 11. CHOICE OF LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 12. DEFINITIONS.

Capitalized terms not otherwise defined herein shall have the meanings as defined in the Plan.

(a) “Agreement” shall mean this Restricted Stock Issuance Agreement.

(b) “Purchase Price” shall mean the aggregate purchase price paid for the Shares.

(c) “Participant” shall mean the individual named in the first paragraph of this Agreement.

(d) “Restricted Share” shall mean a Share awarded under the Plan that is subject to the Right of Repurchase.

(e) “Right of First Refusal” shall mean the Company’s right of first refusal described in Section 3.

(f) “Right of Repurchase” shall mean the Company’s right of repurchase described in Section 2.

(g) “Securities Act” shall mean the Securities Act of 1933, as amended.

Restricted Stock Issuance Agreement

(h) “Shares” shall mean the shares of common stock of the Company acquired by the Participant pursuant to this Agreement, as adjusted in accordance with Section 8 of the Plan (if applicable).

(i) “Stock” shall mean the common stock of the Company.

(j) “Transferee” shall mean any person to whom the Participant has directly or indirectly transferred any Share.

(k) “Transfer Notice” shall mean the notice of a proposed transfer of Shares described in Section 3.

SECTION 13 EXECUTION.

The parties have executed this Agreement as of the date first written above.

COMPANY:

John R. Tuttle, President, Chairman
and Chief Executive Officer

PARTICIPANT:

Restricted Stock Issuance Agreement

SECTION 83(b) ELECTION

This statement is made under Section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulations Section 1.83-2.

(1)	The taxpayer who performed the services is:

Name:

Address:

Social Security No.:

(2)	The property with respect to which the election is made is shares of the Common Stock of DayStar Technologies, Inc.

(3)	The property was transferred on , .

(4)	The taxable year for which the election is made is the calendar year .

(5)	The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original exercise price if for any reason taxpayer’s service with the issuer is terminated. The issuer’s repurchase right lapses in a series of installments over a —year period ending on , .

(6)	The fair market value of such property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $ per share.

(7)	The amount paid for such property is $ per share.

(8)	A copy of this statement was furnished to DayStar Technologies, Inc., for whom taxpayer rendered the services underlying the transfer of such property.

(9)	This statement is executed on , 20 .

Spouse (if any)	Taxpayer

This election must be filed with the Internal Revenue Service Center with which the Participant files his or her Federal income tax returns and must be filed within 30 days after the date of purchase. This filing should be made by registered or certified mail, return receipt requested. The Participant must retain two copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or records.

Restricted Stock Issuance Agreement